Exhibit 10.1

LIMITED WAIVER AND FOURTH AMENDMENT TO

TERM LOAN, GUARANTEE AND SECURITY AGREEMENT AND TEMPORARY, LIMITED SUSPENSION AND WAIVER OF WARRANT TERMS

This LIMITED WAIVER AND FOURTH AMENDMENT TO TERM LOAN, GUARANTEE AND SECURITY AGREEMENT AND TEMPORARY, LIMITED SUSPENSION AND WAIVER OF WARRANT TERMS (this “Amendment”) is made as of December 31, 2024, by and among DRAGONFLY ENERGY CORP. (“Borrower”), DRAGONFLY ENERGY HOLDINGS CORP. (F/K/A CHARDAN NEXTECH ACQUISITION 2 CORP) (“Holdings”), BATTLE BORN BATTERY PRODUCTS, LLC (“Battle Born”, and together with Holdings, each a “Guarantor” and collectively, the “Guarantors”), the Lenders signatory hereto (the “Required Lenders”), and ALTER DOMUS (US) LLC, as agent on behalf of the Lenders under the Loan Agreement (as hereinafter defined) (in such capacity, the “Agent”).

WHEREAS, Borrower, Holdings, the Required Lenders and the Agent are parties to that certain Term Loan, Guarantee and Security Agreement, dated as of October 7, 2022 (as amended by that certain Limited Waiver and First Amendment to Term Loan, Guarantee and Security Agreement, dated as of June 28, 2024, that certain Limited Waiver, Consent and Second Amendment to Term Loan, Guarantee and Security Agreement, dated as of July 29, 2024, that certain Limited Waiver and Third Amendment to Term Loan, Guarantee and Security Agreement, dated as of September 30, 2024, and as may be further amended, modified, extended, restated, replaced, and/or supplemented from time to time, the “Loan Agreement”);

WHEREAS, pursuant to Section 4.2(a) of the Loan Agreement, the Credit Parties are required to measure the Senior Leverage Ratio as of the last day of the Fiscal Quarter ending December 31, 2024 (the “Senior Leverage Ratio Test”);

WHEREAS, pursuant to Section 4.2(c) of the Loan Agreement, the Credit Parties are required to measure the Fixed Charge Coverage Ratio for the trailing four (4) Fiscal Quarter period ending on December 31, 2024 if Liquidity is less than $15,000,000 as of the last day of the Fiscal Quarter ending December 31, 2024 (the “Fixed Charge Coverage Ratio Test” and together with the Senior Leverage Ratio Test, the “Tests”);

WHEREAS, the Credit Parties have requested that the Agent and the Required Lenders (i) waive the Tests for the Fiscal Quarter ending December 31, 2024 and (ii) amend certain provisions of the Loan Agreement and, subject to the satisfaction of the conditions set forth below, each of the Agent and the Required Lenders are willing to waive the Tests for the Fiscal Quarter ending December 31, 2024 and amend the Loan Agreement on the terms set forth herein; and

WHEREAS, Holdings has issued that certain (i) Penny Warrant, dated as of October 7, 2022, to BP Holdings XVII LP, (ii) Penny Warrant, dated as of October 7, 2022, to Energy Impact Credit Fund I LP, (iii) Penny Warrant, dated as of October 7, 2022, to Energy Impact Credit Fund II LP, (iv) Penny Warrant, dated as of December 29, 2023, to BP Holdings XVII LP, (v) Penny Warrant, dated as of December 29, 2023, to Energy Impact Credit Fund I LP, (vi) Penny Warrant, dated as of December 29, 2023, to Energy Impact Credit Fund II LP, (vii) Penny Warrant, dated as of May 13, 2024, to BP Holdings XVII LP, (viii) Penny Warrant, dated as of May 13, 2024, to Energy Impact Credit Fund I LP, (ix) Penny Warrant, dated as of May 13, 2024, to Energy Impact Credit Fund II LP, (x) Penny Warrant, dated as of June 28, 2024, to BP Holdings XVII LP, (xi) Penny Warrant, dated as of June 28, 2024, to Energy Impact Credit Fund I LP, (xii) Penny Warrant, dated as of June 28, 2024, to Energy Impact Credit Fund II LP, (xiii) Penny Warrant, dated as of September 30, 2024, to BP Holdings XVII LP, (xiv) Penny Warrant, dated as of September 30, 2024, to Energy Impact Credit Fund I LP, (xv) Penny Warrant, dated as of September 30, 2024, to Energy Impact Credit Fund II LP, and (xvi) additional Penny Warrants as a result of the anti-dilution provisions in the Penny Warrants set forth in subsections (i)-(xv) above (as each may be further amended, modified, extended, restated, replaced, and/or supplemented from time to time, collectively, the “Warrants”) and the Lenders have agreed to temporarily waive certain anti-dilution protections in accordance with the terms set forth in Section 1(b) below;

NOW THEREFORE, the Credit Parties, the Required Lenders and the Agent each hereby agrees as follows:

1. Defined Terms. All terms used but not otherwise defined herein have the meanings assigned to them in the Loan Agreement.

2. Limited Waiver.

(a) Subject to the satisfaction of the conditions to effectiveness set forth in Section 4 hereof, each of the Agent (acting at the direction of the Required Lenders) and the Required Lenders hereby waives the Tests for the Fiscal Quarter ending December 31, 2024; provided that such waiver is applicable only to the Tests for the Fiscal Quarter ending December 31, 2024 and to no other current or prospective financial covenants under the Loan Agreement.

(b) The Lenders hereby temporarily suspend (but do not release, terminate or otherwise impair) the warrant holders’ rights under Section 4(b) of the Warrants to receive additional warrant shares in connection with issuances by Holdings of shares pursuant to the Committed Equity Facility (as defined in the Warrants) during the period from the Fourth Amendment Effective Date through the earliest of (x) Holdings obtaining the Warrant Issuance Shareholder Approval, (y) the occurrence of a Change of Control, and (z) December 31, 2025 (the “Waiver Period”). Within five Business Days of the end of the Waiver Period (or, in the case of a Change of Control, at least five Business Days prior to the effectiveness of such Change of Control), Holdings shall issue to each holder of Warrants a notice of adjustment, as contemplated by Section 4(f) of the Warrants, (i) computing the number of additional warrant shares that would have been required to be issued to such holder pursuant to the terms of such Warrant if this temporary suspension and waiver had not been granted (the “Accrued Warrant Shares”), (ii) confirming that the number of warrant shares for which such Warrant is then exercisable for has been increased by the amount of Accrued Warrant Shares, which, in the case of a Change of Control, shall become effective as of immediately prior to the end of the Waiver Period and (iii) in the event, the Warrant Issuance Shareholder Approval has not been obtained prior to the end of the Waiver Period, a confirmation that the Accrued Warrant Shares shall not be exercisable until the Warrant Issuance Shareholder Approval (as defined below) is obtained. In addition, Holdings shall deliver to the holders of the Warrants such other documentation as may be reasonably requested by the Lenders evidencing such additional issuance of warrant shares.

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3. Amendments to Loan Agreement. Subject to the satisfaction of the conditions to effectiveness set forth in Section 4 hereof, the Loan Agreement is hereby amended as of the date hereof as follows:

(a) Section 1.5 (Interest) shall be amended by amending and restating clause (b) thereof to read as follows:

(b) Borrower shall pay interest to Agent for the pro rata benefit of the Lenders on the outstanding balance of the Loan on a quarterly basis. Interest shall be payable on the balance of the Loan (i) quarterly in arrears and shall be due on the first Business Day of each Fiscal Quarter, (ii) on the Maturity Date of the Loan, and (iii) if any interest accrues or remains payable after the Maturity Date of the Loan, upon demand by Agent. For each Payment Date from the Closing Date until and including January 1, 2025 (other than the Payment Dates occurring on July 1, 2024, October 1, 2024 and January 1, 2025 which are governed by the provided clauses at the end of this sentence), interest shall be payable partly in cash and payable partly in-kind at a rate per annum equal to Adjusted Term SOFR plus the Applicable Margin, with the portion payable in-kind at the Applicable PIK Rate which shall be capitalized, compounded and thereby increase the outstanding principal amount of the Loan on a quarterly basis on each such Payment Date; provided, that solely in the case of the Payment Date occurring on July 1, 2024, all interest payable on such Payment Date shall be payable in-kind at a per annum rate equal to Adjusted Term SOFR plus the Applicable Margin which shall be capitalized, compounded and thereby increase the outstanding principal amount of the Loan on such Payment Date; provided further, that solely in the case of the Payment Date occurring on October 1, 2024, interest shall be payable in cash and payable in-kind as follows: (x) $1,500,000 shall be paid in cash for the pro rata benefit of the Lenders on the outstanding balance of the Loan on a quarterly basis and (y) all remaining interest shall be payable in-kind which shall be capitalized, compounded and thereby increase the outstanding principal amount of the Loan on a quarterly basis on such Payment Date; provided further, that solely in the case of the Payment Date occurring on January 1, 2025, all interest payable on such Payment Date shall be payable in-kind at a per annum rate equal to Adjusted Term SOFR plus the Applicable Margin which shall be capitalized, compounded and thereby increase the outstanding principal amount of the Loan on such Payment Date. For each Payment Date occurring on and after April 1, 2025 (for the avoidance of doubt, including all interest accruing for the period beginning January 1, 2025 and ending March 31, 2025), all interest shall be payable in cash at a rate per annum equal to Adjusted Term SOFR plus the Applicable Margin.

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(b) Section 1.5 is hereby amended by adding a new Section 1.5(f) to read as follows:

(f) Holdings shall from and after the Fourth Amendment Effective Date use commercially reasonable efforts to obtain shareholder approval (on terms reasonably acceptable to the Required Lenders) (the “Warrant Issuance Shareholder Approval”) in accordance with rules 5635(b) and (d) of the Nasdaq Stock Market (the “Nasdaq Rules”) for the issuances of shares of common stock of Holdings underlying warrants that shall from and after the date hereof, be issued to the Lenders, including the Accrued Warrant Shares (collectively, the “Lender Warrant Issuances”) for an aggregate amount of additional shares of common stock of Holdings underlying such warrants up to 1,400,000 shares. If the warrants included in the Lender Warrant Issuances are not exercisable by December 31, 2025 in accordance with the Nasdaq Rules, then the Loan Parties shall on January 1, 2026 make a payment in cash of additional interest to the Agent for the pro rata benefit of the Lenders in an amount equal to the fair market value (the “Warrants FMV”) of (x) any of the new warrants issued to the Lenders in connection with this Agreement and any other warrants issued to the Lenders from and after the Fourth Amendment Effective Date that are not exercisable in accordance with the Nasdaq Rules and (y) the additional warrant shares that, but for the temporary suspension and waiver of antidilution provisions under the Penny Warrants as set forth in Section 1(b) to the Fourth Amendment, would have been issued to the Lenders from and after the Fourth Amendment Effective Date and that are not exercisable in accordance with the Nasdaq Rules, which payment of additional interest shall be shared by the Lenders on a ratable basis based on the number of shares of Holdings stock issuable to each Lender under such warrants. The Warrants FMV will be determined by the Loan Parties and the Lenders, acting reasonably, as of December 31, 2025; provided, that if the Loan Parties and Lenders are unable to agree on the Warrants FMV after a period of 10 Business Days, the Warrants FMV shall be determined by an independent accountant selected by the Lenders and reasonably acceptable to Holdings (the expenses of which accountant shall be the responsibility of the Loan Parties and treated as Obligations). The independent accountant’s determination of the Warrants FMV shall be binding upon all parties absent demonstrable error. Upon the determination of the Warrants FMV, the Lenders shall provide the Warrants FMV to the Agent in writing.

(c) Section 4.2 (Financial Covenants) shall be amended by amending and restating clause (b) thereof to read as follows:

(b) Liquidity. The Credit Parties shall not permit their Liquidity (determined on a consolidated basis) to be less than (i) $3,500,000 as of the last day of the Fiscal Month ending June 30, 2024, (ii) $7,000,000 as of the last day of the Fiscal Month ending September 30, 2024, (iii) $3,500,000 as of the last day of the Fiscal Month ending December 31, 2024 and (iv) $10,000,000 as of the last day of each Fiscal Month thereafter (commencing with the Fiscal Month ending January 31, 2025).

(d) Section 7.1 is hereby amended by deleting the “.” at the end of Section 7(o) and adding “; or” in place thereof and by inserting a new Section 7(p) to read as follows:

(p) Holdings shall have failed to obtain, by December 31, 2025, the exercisability of the warrants issuable under the Lender Warrant Issuances in accordance with the Nasdaq Rules.

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(e) Schedule A is hereby amended by inserting the following new defined terms in the appropriate alphabetical position:

“Fourth Amendment” means that certain Limited Waiver and Fourth Amendment to this Agreement, dated as of the Fourth Amendment Effective Date.

“Fourth Amendment Effective Date” means December [31], 2024.

“Lender Warrant Issuances” has the meaning assigned thereto in Section 1.5(f).

“Warrant Issuance Shareholder Approval” has the meaning assigned thereto in Section 1.5(f).

4. Conditions to Effectiveness. This Amendment shall become effective as of the date first written above (the “Effective Date”) upon the satisfaction of the below:

(a) counterparts of this Amendment shall have been executed and delivered by the Credit Parties, the Agent and the Required Lenders;

(b) Holdings shall have issued to the Lenders, on or about the date of this Amendment, penny warrants exercisable to purchase 350,000 shares of Holdings’ common stock (of which 210,000 shall be issued to BP Holdings XVII LP and 140,000 shall be issued to Energy Impact Credit Fund I LP and Energy Impact Credit Fund II LP), which penny warrants shall be in form and substance satisfactory to the Lenders;

(c) Holdings shall have delivered to the Agent and Lenders a Support Agreement, by and among Holdings and specified shareholders of Holdings that hold in excess of 20% of the voting stock of Holdings (the “Support Agreement”), by which such shareholders agree to (i) be present and vote at any meeting of shareholders of Holdings, and (ii) vote in favor of a proposal to approve the issuance of the Lender Warrant Issuances;

(d) the Borrower shall have paid the legal fees and expenses of Chapman and Cutler LLP, counsel for the Required Lenders, incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and other services rendered in connection with the Loan Agreement prior to the date hereof; and

(e) to the extent invoiced prior to execution of this Amendment, the Borrower shall have paid the legal fees and expenses of Holland & Knight LLP, counsel for the Agent, incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and other services rendered in connection with the Loan Agreement prior to the date hereof.

5. Representations and Warranties.

(a) The Credit Parties represent and warrant that after giving effect to this Amendment, the representations and warranties contained in the Loan Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date).

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(b) The Credit Parties represent and warrant that after giving effect to this Amendment, no Default or Event of Default will have occurred and be continuing on and as of the Effective Date.

(c) The Credit Parties represent and warrant that after giving effect to this Amendment, a true, correct and complete copy of the Support Agreement is attached hereto as Exhibit A.

(d) The Credit Parties represent and warrant that, upon obtaining the Warrant Issuance Shareholder Approval, (x) all of the warrants that from and after the Fourth Amendment Effective Date are issued to the Lenders and the portion of the Warrants that represent the right to exercise and acquire Accrued Warrant Shares (collectively, the “Specified Warrants”) shall be immediately exercisable, duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances (including preemptive or similar rights) except for restrictions on transfer provided for (i) in such warrants, (ii) under applicable federal and state securities laws, or (iii) in the Certificate of Incorporation of Holdings, and (y) all the shares of Holdings stock (the “Shares”) which may be issued upon the exercise of such Specified Warrants, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances (including preemptive or similar rights) except for restrictions on transfer provided for (i) in such Specified Warrants, (ii) under applicable federal and state securities laws, or (iii) in the Certificate of Incorporation of Holdings.

(e) The Credit Parties represent and warrant that, upon obtaining the Warrant Issuance Shareholder Approval, the Specified Warrants, and the Shares which may be issued upon the exercise of the Specified Warrants, and all securities, if any, issuable upon conversion of the Shares, shall be registered for resale pursuant to a registration statement filed, and effective with, the SEC in accordance with the registration rights provisions of Article 5 of the Specified Warrants.

6. Covenants. The Credit Parties shall deliver to the Lenders (or their counsel) by no later than January 15, 2025, original, wet ink signed pages (signed by Holdings) to the warrants referred to in Section 3(b) above. It shall be an immediate Event of Default under the Loan Agreement if the Lenders (or their counsel) have not received such signed pages by January 15, 2025.

7. Loan Document. This Amendment is designated a Loan Document by the Agent.

8. Full Force and Effect. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents. Except as expressly amended hereby, the Loan Agreement shall continue unmodified and in full force and effect in accordance with the provisions thereof on the date hereof. This Amendment shall be limited precisely as drafted and shall not imply an obligation on the Agent or any Lender to consent to any matter on any future occasion. As used in the Loan Agreement, the terms “Agreement,” “this Agreement,” “this Loan Agreement,” “herein,” “hereafter,” “hereto,” “hereof” and words of similar import shall mean, unless the context otherwise requires, the Loan Agreement as modified by this Amendment.

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9. CHOICE OF LAW. THIS AMENDMENT SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

10. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to be as effective as an original signature page delivered manually.

11. Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of this Amendment.

12. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that none of the Credit Parties may assign or transfer any of its rights or obligations under this Amendment without the prior written consent of the Agent.

13. Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

14. Release of Claims. In consideration of the Required Lenders’ and the Agent’s agreements contained in this Amendment, the Borrower and Guarantor hereby irrevocably release and forever discharge the Lenders and the Agent and their affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Borrower and Guarantor ever had or now has against Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of Agent, any Lender or any other Released Person relating to the Loan Agreement or any other Loan Document on or prior to the date hereof.

15. Reaffirmation. Each of the Credit Parties as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Credit Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Credit Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Borrower’s Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Credit Parties hereby consents to this Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

16. Agent. Each of the Required Lenders, by their execution of this Amendment, hereby directs the Agent to execute this Amendment. In doing so, the Agent shall be entitled to all of its rights, benefits and protections set forth in the Loan Agreement.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

BORROWER:	DRAGONFLY ENERGY CORP.

	By:	/s/ Denis Phares
	Name:	Denis Phares
	Title:	Chief Executive Officer

GUARANTORS :	DRAGONFLY ENERGY HOLDINGS CORP. (F/K/A CHARDAN NEXTECH ACQUISITION 2 CORP.)

	By:	/s/ Denis Phares
	Name:	Denis Phares
	Title:	Chief Executive Officer

BATTLE BORN BATTERY PRODUCTS, LLC

By: Dragonfly Energy Corp., its sole member

By:	/s/ Denis Phares
Name:	Denis Phares
Title:	Chief Executive Officer

SIGNATURE PAGE TO LIMITED WAIVER AND FOURTH AMENDMENT AND TEMPORARY, LIMITED SUSPENSION AND WAIVER OF WARRANT TERMS

AGENT:	ALTER DOMUS (US) LLC

	By:	/s/ Pinju Chiu
	Name:	Pinju Chiu
	Title:	Associate Counsel

SIGNATURE PAGE TO LIMITED WAIVER AND FOURTH AMENDMENT AND TEMPORARY, LIMITED SUSPENSION AND WAIVER OF WARRANT TERMS

LENDERS:	ENERGY IMPACT CREDIT FUND I LP

By: Energy Impact Credit Fund I GP LLC, its general partner

	By:	/s/ Harry Giovani
	Name:	Harry Giovani
	Title:	Managing Partner

ENERGY IMPACT CREDIT FUND II LP

By: Energy Impact Credit Fund II GP LLC, its general partner

By:	/s/ Harry Giovani
Name:	Harry Giovani
Title:	Managing Partner

BP HOLDINGS XVII LP

By: BPC AS Cayman LLC, its General Partner
By: BPC AS LLC, its Manager

By:	/s/ Allan Schweitzer
Name:	Allan Schweitzer
Title:	Portfolio Manager

SIGNATURE PAGE TO LIMITED WAIVER AND FOURTH AMENDMENT AND TEMPORARY, LIMITED SUSPENSION AND WAIVER OF WARRANT TERMS

Exhibit A

Support Agreement

See attached.